Exhibit 99.1

Hanger Completes Restatement of Prior Financial Statements;

Files Form 10-K with the Securities and Exchange Commission Covering 2014 and Prior Years

Austin, Texas, May 12, 2017 —Hanger, Inc. (OTC PINK: HNGR) today announced the filing of its Annual Report on Form 10-K for the year ended December 31, 2014 with the Securities and Exchange Commission (SEC). The Form 10-K contains financial statements for the full year of 2014, restated financial statements for 2012, 2013 and the first two quarters of 2014, and restated information for 2010 and 2011. The filing is a significant milestone in the Company’s ongoing efforts to become current in its filings with the SEC after identifying a need for the restatement of previously filed financial statements and the remediation of various accounting issues that led to a cessation of its SEC filings.  The Company has now turned its focus to completing its 2015 and 2016 financial statements as expeditiously as possible.

“For more than 155 years, Hanger has been a company guided by strong values and business standards,” stated Hanger, Inc. President and Chief Executive Officer Vinit Asar. “These values and standards are reflected in our ongoing efforts to remediate the various accounting issues that have delayed our financial filings and led to the extensive review and correction of our historical financial information. We take our obligation to meet our financial reporting requirements seriously and remain committed to working as quickly as possible to regain compliance.”

The Company has provided preliminary estimates of certain cash flow data for the period ended March 31, 2017 in its Current Report on Form 8-K filed on May 8, 2017. Due to the ongoing preparation and audit of its 2015 and 2016 financial statements, the Company is not able to provide balance sheet or income statement information for those periods, or for the first quarter of 2017.  In addition to completing the restatement of its financial statements, the Company has also taken action to strengthen its accounting resources, processes and controls, as well as its compliance training and culture to ensure employees have effective tools and education to meet required standards.

“At Hanger, we are proud of our work and believe deeply in our purpose of empowering human potential together,” shared Asar. “As we’ve undertaken our accounting remediation efforts, service to our patients has continued without disruption, and this will remain the case. We will continue to deliver superior, patient focused care and unsurpassed customer service. This has been — and remains — the soul of our company.”

About Hanger, Inc. — Built on the legacy of James Edward Hanger, the first amputee of the American Civil War, Hanger, Inc. (OTC PINK: HNGR) delivers orthotic and prosthetic (O&P) patient care, and distributes O&P products and rehabilitative solutions to the broader market. Hanger’s Patient Care segment is the largest owner and operator of O&P patient care clinics with more than 800 patient care locations nationwide. Through its Products & Services segment, Hanger distributes branded and private label O&P devices, products and components, and provides rehabilitative solutions.  With over 150 years of clinical excellence and innovation, Hanger’s vision is to lead the orthotic & prosthetic markets by providing superior patient care, outcomes, services and value. For more information on Hanger, visit www.hanger.com.

This press release contains certain “forward-looking statements” relating to the Company. All statements, other than statements of historical fact included herein, are “forward-looking statements,” including statements regarding the timing of filing of, and the outcome of the Company’s work in connection with, completing certain financial statements and other financial data. These forward-looking statements are often identified by the use of forward-looking terminology such as “intends,” “expects,” “plans” or similar expressions and involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks, and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release.  The Company disclaims any intention or obligation to update or revise any forward-looking information, whether as a result of new information, future events or otherwise, except as required by applicable securities laws. These uncertainties include, but are not limited to, the risk that additional information may arise during the course of the Company’s ongoing financial statement preparation and closing processes that would require the Company to make additional adjustments or revisions to its estimates or financial statements and other financial data, to restate further its financial statements and other financial data for current or historical periods, to identify additional material weaknesses, or to take any other necessary action relating to the Company’s accounting practices; the time required to complete the Company’s financial statements and other financial data and accounting review; the time required to prepare its periodic reports for filings with the Securities and Exchange Commission; and any regulatory review of, or litigation relating to, the Company’s accounting practices, financial statements and other financial data, periodic reports or other corporate actions.  For additional information and risk factors that could affect the Company, see its Form 10-K for the year ended December 31, 2014 as filed with the Securities and Exchange Commission. The information contained in this press release is made only as of the date hereof, even if subsequently made available by the Company on its website or otherwise.

SOURCE Hanger, Inc.

Investor Relations Contacts:

Thomas Kiraly, Executive Vice President and Chief Financial Officer, Hanger Inc.

Paul Severt, Vice President, Corporate Finance and Treasurer, Hanger, Inc.

512-777-3690, InvestorRelations@hanger.com

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